AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 27, 2023, with respect to the consolidated financial statements of Meiwu Technology Company Limited as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and 2020, which appears in the annual report on Form 20-F/A of Meiwu Technology Company Limited for the year ended December 31, 2021 and 2020.

*Audit Alliance LLP*

Singapore, Singapore

February 9, 2024